EXHIBIT 9.0

                              ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Escrow Agreement") is dated as of ___________, 2010, among Promap Corporation, a Colorado corporation (the "Company"), Corporate Stock Transfer, Inc., as escrow agent (the "Escrow Agent"), and United Western Bank, as escrow holder (the "Escrow Holder"). Capitalized terms used but not defined herein shall have the meaning set forth in the Subscription Agreement (as defined below).

                                  RECITALS


     A. The Company is in the process of raising capital through a self-underwritten public offering (the "Offering") of shares of the Company's no par value common stock (the "Shares") at a price of $0.25 per Share, pursuant to the terms of a Prospectus dated ____________, (the "Prospectus") and a Common Stock Subscription Agreement between the Company and the investors executing a signature page thereto (the "Subscription Agreement").

     B. The Company intends to offer the Shares on a "best efforts" basis with a minimum of 160,000 Shares for an aggregate of $40,000 (the "Minimum Offering") and a maximum of 800,000 Shares for an aggregate of $200,000 (the "Maximum Offering") pursuant to the Prospectus and the Subscription Agreement.

     C. Each investor (an "Investor") subscribing to purchase Shares will complete and execute a signature page to the Subscription Agreement and tender cash to the Escrow Agent in accordance with the Subscription Agreement (the "Consideration").

     D. Pending the Escrow Agent's receipt of at least the Minimum Offering amount (but not more than the Maximum Offering amount), the Company may close upon such amount (the "Closing"), and the Company agrees that the Consideration from the Investors shall be released in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Appointment of Escrow Agent; Deposits of Cash.

     (a) The Company hereby appoints the Escrow Agent as its agent and custodian to hold and disburse the Consideration deposited with the Escrow Agent pursuant to the terms of this Escrow Agreement in accordance with the terms hereof.

     (b) Following execution of this Escrow Agreement, the Company will cause to be delivered to the Escrow Agent from time to time any and all Consideration received from the Investors upon the execution and delivery of the Subscription Agreement (the "Escrow Funds").

     2. Methods of Disposition of Escrow Funds. The Escrow Agent will hold the Escrow Funds as specified in this Escrow Agreement until authorized hereunder to deliver such Escrow Funds, or a portion thereof, as follows:

     (a) At the time of the Closing and upon receipt of a certificate in the form of Schedule I attached hereto executed by the Company, as directed in such certificate;

     (b) If the Minimum Offering amount has not been raised on or before _________________, 2010, the Escrow Agent shall return the Escrow Funds to the Investors, without interest, in accordance with the amount actually deposited by each Investor, or

     (c) as directed pursuant to Sections 6(i), 6(k) or 6(l).

     3. Purpose of Escrow Funds. The Company acknowledges and agrees that the purpose of the Escrow Funds is to hold and safeguard the Consideration pending the Closing of the Offering by the Company pursuant to the Subscription Agreement.

     4. Relationship Between Escrow Agent and Escrow Holder. The Escrow Holder shall take directions only from the Escrow Agent with respect to the Escrow Funds.

     5. Investments; Disposition of Income. The Escrow Agent shall place the Escrow Funds in a separate non-interest bearing account with the Escrow Holder, as directed in writing by the Company, and at all times in compliance with Rule 15c2-4 promulgated under the Securities Exchange Act of 1934.

     6.  Concerning the Escrow Agent.

     (a) The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to Section 5 of this Escrow Agreement.

     (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Escrow Agreement.

     (c) The Escrow Agent shall not be liable, except for its own gross negligence, willful misconduct or breach of this Escrow Agreement, and, except with respect to claims based upon such gross negligence, willful misconduct or breach of this Escrow Agreement, that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any Escrow Funds held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence, willful misconduct or breach of this Escrow Agreement) in the investment or reinvestment of the Escrow Funds, or any loss of interest incident to any such delays.

     (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

     (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any action constituting gross negligence, willful misconduct or a breach of this Escrow Agreement.

     (f) The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Funds deposited hereunder. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification or nonresident alien certifications. This Section 6(f) and
Section 6(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

     (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

     (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Funds to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

     (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

     (k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Funds until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Funds or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Funds, in which event the Escrow Agent shall disburse the Escrow Funds in accordance with such order or agreement. Any court order referred to in clause (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinions without further question.

     (l) Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

          (i) That it shall be under no obligation to act, except as and to the extent directed under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

          (ii) That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 6(c) above.

     (m) The Company agrees to pay the Escrow Agent as compensation for the services of the Escrow Agent hereunder, a fee of $1,000 as payment in full for the services to be rendered by the Escrow Agent hereunder. In addition, the Company agrees to pay all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

     (n) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent to such mention(s), which consent shall not be unreasonably withheld or delayed.

     7. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

     If to the Company:

            Promap Corporation
            7060B S. Tucson Way
            Centennial, Colorado 80112
            Attention:  Steven Tedesco
            Telephone:  (720) 889-0510


     If to the Escrow Agent:

            Corporate Stock Transfer, Inc.
            3200 Cherry Creek Drive, Suite 430
            Denver, Colorado 80209
            Attention:  Carylyn Bell
            Facsimile:  (303) 282-5800
            Telephone:  (303) 282-4800

     If to the Escrow Holder:

            United Western Bank
            278 University Boulevard
            Denver, Colorado 80206
            Attention:  [_______________]
            Facsimile:  [_______________]
		Telephone:  (720) 956-6500

     8. Waivers and Amendments. This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the Company and the Escrow Agent.

     9. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.

    10. Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

    11. Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

    12. Termination. This Escrow Agreement shall terminate upon the complete distribution of the Escrow Funds in accordance with the terms hereof (the "Termination Date"). Notwithstanding the foregoing, the Company may extend the Termination Date by delivering a written notice to that effect to the Escrow Agent at least two business days prior to the Termination Date, in which event this Agreement shall terminate on the date specified in such notice. If any Escrow Funds are subject to a dispute under Section 6(l), this Escrow Agreement shall remain in full force and effect until such dispute is resolved in accordance with such Section 6(l).

    13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and assigns.

                              * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

                                THE COMPANY:

                                PROMAP CORPORATION


                                By:________________________________
                                Steven A. Tedesco
                                Name:  Steven A. Tedesco
                                Title:  President

                                THE ESCROW AGENT:

                                CORPORATE STOCK TRANSFER, INC.


                                By:_________________________________
                                   Carylyn Bell
                                   President

                                THE ESCROW HOLDER:

                                UNITED WESTERN BANK


                                By:_________________________________
                                Name:
                                Title:




                                 SCHEDULE I

                                 CERTIFICATE

     Reference is hereby made to the Escrow Agreement dated as of [November ___, 2009], among Promap Corporation, a Colorado corporation (the "Company"), Corporate Stock Transfer, Inc., as escrow agent (the "Escrow Agent"), and United Western Bank, as escrow holder. Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement.

     The Company hereby instructs the Escrow Agent to deliver the aggregate Escrow Funds as follows:


                 Name                                    Amount

     1.  Promap Corporation                            $_________
         Representing payment in full of the
         gross proceeds of the sale of $_____
         of Shares.


WIRE INSTRUCTIONS - as attached in Appendix A to Schedule I


     IN WITNESS WHEREOF, the parties set forth below have executed this certificate as of _____________ 2010.

                                   COMPANY:

                                   PROMAP CORPORATION


                                   By: _______________________________
                                   Name:  ____________________________
                                   Title:  ___________________________



                                 Appendix A

                    Wire Instructions for Promap Corporation